Reconciliation of Non-GAAP Financial Measures

Information included within this filing includes non-GAAP financial measures, as defined by SEC Regulation G. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

GAAP financial results are adjusted to exclude the effects of an impairment charge in the third quarter of 2020 related to an equity method investment.

Norfolk Southern believes that these non-GAAP financial measures provide valuable information regarding its earnings and business trends by excluding specific items that it believes are not indicative of the ongoing operating results of its business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry by excluding the effects of the impairment charge. These non-GAAP financial measures are being provided as supplemental information to Norfolk Southern’s GAAP financial measures, and Norfolk Southern believes these measures provide investors with additional meaningful financial information regarding our operational performance. Norfolk Southern also uses these non-GAAP measures as supplemental measures to evaluate its business and performance.

($ in millions)	Third
Quarter 2020

Railway operating expenses	$1,666
Effect of impairment charge	(99)
Adjusted railway operating expenses	$1,567

Operating ratio (%)	66.5
Effect of impairment charge (%)	(4.0)
Adjusted operating ratio (%)	62.5